EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2001, relating to the financial statements and financial statement schedule of Unocal Corporation, which appears in Unocal Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/S/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Los Angeles, California
May 22, 2001